Exhibit 10.02

EXECUTION COPY

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of September 2, 2010, between American Lithium Minerals Inc., a corporation duly organized and validly existing under the laws of Nevada (the “Grantor”), and 2245393 Ontario Inc., a corporation duly organized and validly existing under the laws of Ontario (the “Secured Party”).

WITNESSETH

WHEREAS, the Secured Party has agreed to advance credit in the principal amount of US$750,000.00 as evidenced by the secured senior convertible promissory note, dated of even date herewith and due August 31, 2015 (the “Note”) and may in the future lend other amounts to the Grantor,

WHEREAS, to induce the Secured Party to advance such credit and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Grantor has agreed to grant a continuing security interest in and to the Collateral (as hereinafter defined) in order to secure the prompt and complete payment, observance and performance of the Secured Obligations (as hereinafter defined),

Accordingly, the parties hereto agree as follows:

Section 1.  Definitions, Etc.

1.01         Certain Uniform Commercial Code Terms.  As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Software” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the UCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Instruction”, “Securities Account”, “Security”, “Security Certificate”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the [NY][Nevada]UCC.

1.02         Additional Definitions.  In addition, as used herein:

“Casualty Event” means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Collateral” has the meaning assigned to such term in Section 3.

“Copyright Collateral” means all Copyrights of the Grantor, whether now owned or hereafter acquired by the Grantor, including each Copyright identified in Annex 4.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Credit Documents” means collectively, this Agreement and the Note and any document or instrument providing for the grant of a lien upon any property of the Grantor as security for the Secured Obligations.

“Default” means an “Event of Default” as defined in the Note.

“Financial Accommodation” means the Note and any amendments, restatements, modifications thereof.

“Foreign Subsidiary” means any subsidiary of the Grantor with respect to which the Secured Party determines that a pledge of more than 66-2/3% of the total number of shares of voting stock of such subsidiary would result in material adverse tax consequences under Section 956 of the Code.

“Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Grantor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Grantor in respect of any of the items listed above.

“Issuers” means, collectively (a) any Person that shall at any time be a subsidiary of the Grantor, and (b) the issuer of any equity securities hereafter owned by the Grantor.

“Mineral Interests” mean all mineral estates, mineral claims under state law, patented and unpatented federal lode, placer and millsite mining claims, mining leases, surface and subsurface leases, licenses, subleases, sublicenses, royalty interests, overriding royalty interests, production payment interests, net profit interests, net smelter return interests, joint venture agreements and other rights in mineral estates, ore bodies or production, and any other interests associated with the real property or rights to real property of Borrower described on Annex 9;

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Nevada.

“Patent Collateral” means all Patents of the Grantor, whether now owned or hereafter acquired by the Grantor, including each Patent identified in Annex 5, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto.

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Pledged Shares” means, collectively(i) all Shares of any Issuer hereafter owned by the Grantor, together in each case with (a) all certificates representing the same, (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Credit Documents prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.

“Secured Obligations” means, collectively, the obligations of the Grantor to the Secured Party in respect of the principal of and interest due on the Note or in respect of any Financial Accommodation from time to time made available by the Secured Party to the Grantor, together with in each case interest thereon and expenses related thereto, including any interest or expenses accruing or arising after the commencement of any case with respect to the Grantor under the United States Bankruptcy Code or any other bankruptcy or insolvency law (whether or not such interest or expenses are allowed or allowable as a claim in whole or in part in such case).

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

“Trademark Collateral” means all Trademarks of the Grantor, whether now owned or hereafter acquired by the Grantor, including each Trademark identified in Annex 6, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.  Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

Section 2.  Representations and Warranties.  The Grantor represents and warrants to the Secured Party that:

2.01         Organizational Matters; Enforceability, Etc.  The Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  The execution, delivery and performance of this Agreement, and the grant of the security interests pursuant hereto, (a) are within the Grantor’s powers and have been duly authorized by all necessary corporate or other action, (b) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or court, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the security interests created pursuant hereto, and (iii) filings which are required or reasonably prudent pursuant to federal or state securities laws or applicable stock exchanges rules, (c) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Grantor or any order of any governmental authority or court binding upon the Grantor or its property, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Grantor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such person, and (e) except for the security interests created pursuant hereto, will not result in the creation or imposition of any lien, charge or encumbrance on any asset of the Grantor.

This Agreement has been duly executed and delivered by the Grantor and constitutes, a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Neither the Grantor nor any of its subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

2.02         Title.  The Grantor is the sole beneficial owner of the Collateral and no lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected lien on the Collateral.

2.03         Names, Etc.  The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of the Grantor as of the date hereof are correctly set forth in Annex 1.  Said Annex 1 correctly specifies (a) the place of business of the Grantor or, if the Grantor has more than one place of business, the location of the chief executive office of the Grantor,  and (b) each location where any financing statement naming the Grantor as debtor is currently on file.

2.04         Changes in Circumstances.  The Grantor has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (b) except as specified in Annex 1, heretofore changed its name, or (c) except as specified in Annex 2, heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC)

with respect to a currently effective security agreement previously entered into by any other Person.

2.05         Pledged Shares.  The Grantor has no subsidiaries and owns no equity securities of any Person as of the date hereof.

2.06         Promissory Notes.  Annex 3 sets forth a complete and correct list of all Promissory Notes (other than any held in a Securities Account referred to in Annex 7) held by the Grantor on the date hereof.

2.07         Intellectual Property.  Annexes 4, 5 and 6, respectively, set forth a complete and correct list of all copyright registrations, patents, patent applications, trademark registrations and trademark applications owned by the Grantor on the date hereof (or, in the case of any supplement to said Annexes 4, 5 and 6, effecting a pledge thereof, as of the date of such supplement).

Except pursuant to licenses and other user agreements entered into by the Grantor in the ordinary course of business that are listed in said Annexes 4, 5 and 6 (including as supplemented by any supplement effecting a pledge thereof), the Grantor has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in said Annexes 4, 5 and 6 (as so supplemented), and all registrations listed in said Annexes 4, 5 and 6 (as so supplemented) are, except as noted therein, in full force and effect.

To the Grantor’s knowledge, (i) except as set forth in said Annexes 4, 5 and 6 (as supplemented by any supplement effecting a pledge thereof), there is no violation by others of any right of the Grantor with respect to any Copyright, Patent or Trademark listed in said Annexes 4, 5 and 6 (as so supplemented), respectively, and (ii) the Grantor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings alleging such infringement have been instituted or are pending against the Grantor  and no written claim against the Grantor has been received by the Grantor, alleging any such violation, except as may be set forth in said Annexes 4, 5 and 6 (as so supplemented).

The Grantor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

2.08         Deposit Accounts and Securities Accounts.  Annex 7 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Grantor on the date hereof.

2.09         Commercial Tort Claims.  Annex 8 sets forth a complete and correct list of all commercial tort claims of the Grantor in existence on the date hereof.

2.10         Fair Labor Standards Act.  Any goods now or hereafter produced by the Grantor or any of its subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

Section 3.  Collateral.  As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Grantor hereby pledges and grants to the Secured Party as hereinafter provided a security interest in all of the Grantor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by the Grantor or hereafter acquired and whether now existing or hereafter coming into existence; (all of the property described in this Section 3 excluding  being collectively referred to herein as “Collateral”):

(a)           all Accounts:

(b)           all As-Extracted Collateral;

(c)           all Chattel Paper;

(d)           all Deposit Accounts;

(e)           all Documents;

(f)            all Equipment;

(g)           all Fixtures;

(h)           all General Intangibles;

(i)            all Goods not covered by the other clauses of this Section 3;

(j)            the Pledged Shares;

(k)           all Instruments, including all Promissory Notes;

(l)            all Intellectual Property;

(m)          all Inventory;

(n)           all Investment Property not covered by other clauses of this Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all

Commodity Accounts and Commodity Contracts;

(o)           all Letter-of-Credit Rights;

(p)           all commercial tort claims, as defined in Section 9-102(a)(13) of the UCC, arising out of the events described in Annex 8;

(q)           all other tangible and intangible personal property whatsoever of the Grantor;

(r)            all Mineral Interests; and

(s)           all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Grantor or any computer bureau or service company from time to time acting for the Grantor),

IT BEING UNDERSTOOD, HOWEVER, that (A) in the case of any of the foregoing that consists of general or limited partnership interests in a general or limited partnership, the security interest hereunder shall be deemed to be created only to the maximum extent permitted under the applicable organizational instrument pursuant to which such partnership is formed, (B) in no event shall the security interest granted under this Section 3 attach to any lease, license, contract, property rights or agreement to which the Grantor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction), and  (C) the security interest created hereby in Shares constituting voting stock of any Issuer that is a Foreign Subsidiary shall be limited to that portion of such voting stock that does not exceed 65% of the aggregate issued and outstanding voting stock of such Issuer.

Section 4.  Further Assurances; Remedies.  In furtherance of the grant of the security interest pursuant to Section 3, the Grantor hereby agrees with the Secured Party as follows:

4.01         Delivery and Other Perfection.  The Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Secured Party to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Secured Party to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a)           if any of the Pledged Shares, Investment Property or Financial Assets constituting part of the Collateral are received by the Grantor, forthwith (x) deliver to the Secured Party the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Party may reasonably request, all of which thereafter shall be held by the Secured Party, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Secured Party may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(b)           promptly from time to time deliver to the Secured Party any and all Instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Party may request; provided that (other than in the case of the promissory notes described in Annex 3 (Part B)) so long as no Default shall have occurred and be continuing, the Grantor may retain for collection in the ordinary course any Instruments received by the Grantor in the ordinary course of business and the Secured Party shall, promptly upon request of the Grantor, make appropriate arrangements for making any Instrument delivered by the Grantor available to the Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Secured Party, against trust receipt or like document);

(c)           promptly from time to time enter into such control agreements, each in form and substance reasonably acceptable to the Secured Party, as may be required to perfect the security interest created hereby in any and all Deposit Accounts, Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights, and will promptly furnish to the Secured Party true copies thereof;

(d)           promptly from time to time upon the request of the Secured Party, execute and deliver such short-form security agreements as the Secured Party may reasonably deem necessary or desirable to protect the interests of the Secured Party in respect of that portion of the Collateral consisting of Intellectual Property;

(e)           promptly upon request of the Secured Party, cause the Secured Party to be listed as the lienholder on any certificate of title or ownership covering any Motor Vehicle (other than Motor Vehicles constituting Inventory) and within 120 days of such request deliver evidence of the same to the Secured Party;

(f)            keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Secured Party may reasonably require in order to reflect the security interests granted by this Agreement; and

(g)           permit representatives of the Secured Party, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Secured Party to be present at the Grantor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Grantor with respect to the Collateral, all in such manner as the Secured Party may require.

4.02         Other Financing Statements or Control.  The Grantor shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Secured Party is not named as the sole secured party, or (b) cause or permit any Person other than the Secured Party to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

4.03         Preservation of Rights.  The Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

4.04         Special Provisions Relating to Certain Collateral.

(a)           Pledged Shares.

(i)            So long as no Default shall have occurred and be continuing, the Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares, provided that the Grantor agrees that it will not vote the Pledged Shares in any manner that is inconsistent with the terms of this Agreement; and the Secured Party shall execute and deliver to the Grantor or cause to be executed and delivered to the Grantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(a)(ii).

(ii)           Unless and until a Default shall have occurred and be continuing, the Grantor shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus.

(iii)          If a Default shall have occurred and be continuing, whether or not the Secured Party exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Shares shall be paid directly to the Secured Party and, if the Secured Party shall so request in writing, the Grantor agrees to execute and deliver to the Secured Party appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Default is cured, any such dividend or distribution theretofore paid to the Secured Party shall, upon request of the Grantor (except to the extent theretofore applied to the Secured Obligations), be returned by the Secured Party to the Grantor.

(b)           Intellectual Property.

(i)            For the purpose of enabling the Secured Party to exercise rights and remedies under Section 4.05 at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the Secured Party, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(ii)           Notwithstanding anything contained herein to the contrary, so long as no Default shall have occurred and be continuing, the Grantor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantor.  In furtherance of the foregoing, so long as no Default shall have occurred and be continuing, the Secured Party shall from time to time, upon the request of the Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Grantor shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property).  Further, upon the payment in full of all of the Secured Obligations and the expiration and termination of all obligations of the Secured Party to make available any Financial Accommodation to the Grantor, or earlier expiration of this Agreement or release of the

Collateral, the Secured Party shall grant back to the Grantor the license granted pursuant to clause (i) immediately above.  The exercise of rights and remedies under Section 4.05 by the Secured Party shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor in accordance with the first sentence of this clause (ii).

(c)           Chattel Paper.  The Grantor will (i) deliver to the Secured Party each original of each item of Chattel Paper at any time constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance reasonably satisfactory to the Secured Party, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Secured Party without the consent of the Secured Party would violate the rights of the Secured Party.

4.05         Remedies.

(a)           Rights and Remedies Generally upon Default.  If a Default shall have occurred and is continuing, the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof (and the Grantor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i)            the Secured Party in its discretion may, in its name or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii)           the Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii)          the Secured Party may require the Grantor to notify (and the Grantor hereby authorizes the Secured Party to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Secured Party hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Secured Party or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by the Grantor they shall be held in trust by the Grantor for the benefit of the Secured Party and as promptly as possible remitted or delivered to the Secured Party for application as provided herein);

(iv)          the Secured Party may require the Grantor to assemble the Collateral at such place or places, reasonably convenient to the Secured Party and the Grantor, as the Secured Party may direct;

(v)           the Secured Party may require the Grantor to cause the Pledged Shares to be transferred of record into the name of the Secured Party or its nominee (and the Secured Party agrees that if any of such Pledged Shares is transferred into its name or the name of its nominee, the Secured Party will thereafter promptly give to the Grantor copies of any notices and communications received by it with respect to such Pledged Shares); and

(vi)          the Secured Party may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantor, any such demand, notice and right or equity being hereby expressly waived and released.  In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included.  The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale or other disposition under this Section 4.05, including by virtue of the exercise of any license granted to the Secured Party in Section 4.04(b), shall be applied in accordance with Section 4.09.

(b)           Certain Securities Act Limitations.  The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the

Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c)           Notice.  The Grantor agrees that to the extent the Secured Party is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten business days’ notice shall be deemed to constitute reasonable prior notice.

4.06         Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantor shall remain liable for any deficiency.

4.07         Locations; Names, Etc.  Without at least 30 days’ prior written notice to the Secured Party, the Grantor shall not (i) change its location (as defined in Section 9-307 of the UCC), (ii) change its name from the name shown as its current legal name on Annex 1, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the UCC) over such item of Collateral.

4.08         Private Sale.  The Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner.  The Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

4.09         Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 4.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Secured Party under this Section 4, shall be applied by the Secured Party:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Secured Party and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Secured Party in connection therewith;

Next, to the payment in full of the Secured Obligations, in such order as the Secured Party shall in its sole discretion determine; and

Finally, to the payment to the Grantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

4.10         Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Secured Party while no Default has occurred and is continuing, upon the occurrence and during the continuance of any Default the Secured Party is hereby appointed the attorney-in-fact of the Grantor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Secured Party shall be entitled under this Section 5 to make collections in respect of the Collateral, the Secured Party shall have the right and power to receive, endorse and collect all checks made payable to the order of Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.11         Perfection and Recordation.  The Grantor authorizes the Secured Party to file Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of the Grantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

4.12         Termination.  When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the  Grantor and to be released and canceled all licenses and rights referred to in Section 4.04(b).  The Secured Party shall also, at the expense of the Grantor, execute and deliver to the Grantor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Grantor to effect the termination and release of the liens on the Collateral as required by this Section 4.12.

4.13         Further Assurances.  The Grantor agrees that, from time to time upon the written request of the Secured Party, the Grantor will execute and deliver such further documents and do such other acts and things as the Secured Party may reasonably request in order fully to effect the purposes of this Agreement.

Section 5.  Miscellaneous.

5.01         Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the “Address for Notices” specified beneath its name on the signature pages hereto or, as to any party, at such other address as shall be designated by such party in a notice to each other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

5.02         No Waiver.  No failure on the part of Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.03         Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Grantor and the Secured Party.

5.04         Expenses.  The Grantor agrees to reimburse the Secured Party for all reasonable costs and expenses incurred by it (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Secured Party of any obligations of the Grantor in respect of the Collateral that the Grantor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Secured Party in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

5.05         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Grantor and the Secured Party (provided that the Grantor shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Secured Party).

5.06         Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

5.07         Governing Law; Submission to Jurisdiction; Etc.

(a)           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of Nevada.

(b)           Submission to Jurisdiction.  The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Nevada state district court located in the city of Las Vegas and Clark County, Nevada and of the United States District Court of the District of Nevada, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Nevada State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against the Grantor or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue.  The Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.08         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONGOTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.09         Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.10         Agents and Attorneys-in-Fact.  The Secured Party may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

5.11         Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

AMERICAN LITHIUM MINERALS, INC.

By:
Name:
Title:

Address for Notices:

American Lithium Minerals Inc.
2850 W. Horizon Ridge Parkway, Suite 200
Henderson, NV 89052
Attention: Hugh Aird
Fax No.: (702) 430-4507
Email: haird@americanlithium.com

2245393 ONTARIO INC.

By:
Name:
Title:

By:
Name:
Title:

Address for Notices:

c/o Osler, Hoskin & Harcourt LLP
Suite 6100, 1 First Canadian Place
Toronto, ON M5X 1B8
Attention: Emmanuel Pressman
Fax No.: (416) 862-6666
E-mail: epressman@osler.com

ANNEX 1

FILING DETAILS

Name:  American Lithium Minerals, Inc.

Type of Organization: Corporation

Jurisdiction of Organization: Nevada

Organizational ID Number: NV20051222382

Mailing Address: 2870 W. Horizon Ridge Parkway, Suite 200, Henderson, NV 89052

Prior Name: Nugget Resources, Inc.

Annex 1 to Security Agreement

ANNEX 2

NEW DEBTOR EVENTS

None.

Annex 2 to Security Agreement

ANNEX 3

PROMISSORY NOTES

None.

Annex 3 to Security Agreement

ANNEX 4

LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND

APPLICATIONS FOR COPYRIGHT REGISTRATIONS

None.

Annex 4 to Security Agreement

ANNEX 5

LIST OF PATENTS AND PATENT APPLICATIONS

None.

Annex 5 to Security Agreement

ANNEX 6

LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,

TRADEMARK AND SERVICE MARK REGISTRATIONS AND

APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

None.

Annex 6 to Security Agreement

ANNEX 7

LIST OF DEPOSIT ACCOUNTS, AND SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

American Lithium Minerals Inc.

Banking Information

Bank:  Wachovia Bank, N.A.

Address: 1525 WT Harris Blvd

Charlotte N.C.

28262

Accounts:

2000041563782

2000041563630

Annex 7 to Security Agreement

ANNEX 8

LIST OF COMMERCIAL TORT CLAIMS

None.

Annex 8 to Security Agreement

ANNEX 9

MINERAL INTERESTS

FLD CLAIMS

The following unpatented mining claims located in Township 1 South, Range 35 South and 36 East and Township 2 S, Range 35 South and 36 East, Esmeralda County, Nevada

Claim Name	BLM Serial No.
FLD # 46	NMC 1018078
FLD # 47	NMC 1018079
FLD # 48	NMC 1018080
FLD # 49	NMC 1018081
FLD # 1	NMC 1018082
FLD # 2	NMC 1018083
FLD # 3	NMC 1018084
FLD # 4	NMC 1018085
FLD # 5	NMC 1018086
FLD # 6	NMC 1018087
FLD # 7	NMC 1018088
FLD # 8	NMC 1018089
FLD # 9	NMC 1018090
FLD # 10	NMC 1018091
FLD # 11	NMC 1018092
FLD # 12	NMC 1018093
FLD # 13	NMC 1018094
FLD # 14	NMC 1018095
FLD # 15	NMC 1018096
FLD # 16	NMC 1018097
FLD # 17	NMC 1018098
FLD # 18	NMC 1018099
FLD # 19	NMC 1018100
FLD # 20	NMC 1018101
FLD # 21	NMC 1018102
FLD # 22	NMC 1018103
FLD # 23	NMC 1018104
FLD # 24	NMC 1018105
FLD # 25	NMC 1018106
FLD # 26	NMC 1018107
FLD # 30	NMC 1018108

Annex 9 to Security Agreement

FLD # 31	NMC 1018109
FLD # 32	NMC 1018110
FLD # 33	NMC 1018111
FLD # 34	NMC 1018112
FLD # 35	NMC 1018113
FLD # 36	NMC 1018114
FLD # 37	NMC 1018115
FLD # 38	NMC 1018116
FLD # 39	NMC 1018117
FLD # 40	NMC 1018118
FLD # 43	NMC 1018119
FLD # 44	NMC 1018120
FLD # 45	NMC 1018121

SAR CLAIMS

The following unpatented mining claims located in Township 8 South, Range 44 East, Nye County, Nevada

Claim Name	BLM Serial No
SAR # 21	NMC 1018122
SAR # 22	NMC 1018123
SAR # 23	NMC 1018124
SAR # 24	NMC 1018125
SAR # 25	NMC 1018126
SAR # 26	NMC 1018127
SAR # 27	NMC 1018128
SAR # 28	NMC 1018129
SAR # 1	NMC 1018130
SAR # 2	NMC 1018131
SAR # 3	NMC 1018132
SAR # 4	NMC 1018133
SAR # 5	NMC 1018134
SAR # 6	NMC 1018135
SAR # 7	NMC 1018136
SAR # 8	NMC 1018137
SAR # 9	NMC 1018138
SAR # 10	NMC 1018139
SAR # 11	NMC 1018140
SAR # 12	NMC 1018141
SAR # 13	NMC 1018142
SAR # 14	NMC 1018143
SAR # 15	NMC 1018144

SAR # 16	NMC 1018145
SAR # 17	NMC 1018146
SAR # 18	NMC 1018147
SAR # 19	NMC 1018148
SAR # 20	NMC 1018149

TEE CLAIMS

The following unpatented mining claims located in Township 4 North, Range 33 East, Mineral County, Nevada

Claim Name	BLM Serial No
TEE # 7	NMC 1013830
TEE # 8	NMC 1013831
TEE # 9	NMC 1013832
TEE # 10	NMC 1013833
TEE # 14	NMC 1013834
TEE # 15	NMC 1013835

PAR CLAIMS

The following unpatented mining claims located in Township 26 South, Range 20 East, Grand County, Utah

Claim Name	BLM Serial No
PAR # 1	UMC 409581
PAR # 2	UMC 409582
PAR # 3	UMC 409583
PAR # 4	UMC 409584
PAR # 6	UMC 409585
PAR # 7	UMC 409586
PAR # 8	UMC 409587
PAR # 9	UMC 409588
PAR # 10	UMC 409589
PAR # 11	UMC 409590
PAR # 12	UMC 409591
PAR # 13	UMC 409592
PAR # 14	UMC 409593
PAR # 15	UMC 409594
PAR # 18	UMC 409595
PAR # 19	UMC 409596
PAR # 20	UMC 409597
PAR # 21	UMC 409598